Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 16, 2009 with respect to the financial statements of John Hancock Life Insurance Company of New York, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 1 in the Registration Statement (Form N-6 No. 333-152408) and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B.

Boston, Massachusetts

April 24, 2009

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 14, 2009 with respect to the financial statements of John Hancock Life Insurance Company of New York Separate Account B, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 1 in the Registration Statement [Form N-6 No. 333-152408] and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B

/s/ Ernst & Young LLP
Toronto, Canada,	Chartered Accountants
April 24, 2009	Licensed Public Accountants